                                                                   Exhibit 4.2.1





================================================================================




                        POOLED AUTO SECURITIES SHELF LLC,

                                    as Seller


                             _____________________,

                                   as Servicer


                                       and


                             _____________________,

                                   as Trustee
                       on behalf of the Certificateholders


                     _______________________________________

                     FORM OF POOLING AND SERVICING AGREEMENT

                          Dated as of ____________ 200_

                     _______________________________________


                                   $__________

                   ____________________________ Trust 200_-__
                    ____% Asset Backed Certificates, Class A
                    ____% Asset Backed Certificates, Class B



================================================================================

                                TABLE OF CONTENTS

                                                                            PAGE

                                   ARTICLE ONE
                              DEFINITIONS AND TERMS

Section 1.01.        Special Definitions and Terms.............................1
Section 1.02.        Other Definitions and Terms...............................3

                                  ARTICLE TWO
                               CREATION OF TRUST

Section 2.01.        Creation of Trust.........................................3

                                  ARTICLE THREE
              CONVEYANCE OF RECEIVABLES; SERVICER LETTER OF CREDIT

Section 3.01.        Conveyance of Receivables.................................3
Section 3.02.        Reserve Fund and Yield Supplement Account.................4
Section 3.03.        Servicer Letter of Credit.................................4

                                  ARTICLE FOUR
                              ACCEPTANCE BY TRUSTEE

Section 4.01.        Acceptance by Trustee.....................................4

                                  ARTICLE FIVE
                 INCORPORATION OF STANDARD TERMS AND CONDITIONS

Section 5.01.        Incorporation of Standard Terms and Conditions............5

                                   ARTICLE SIX
               ADDITIONAL REPRESENTATIONS AND WARRANTIES OF SELLER

Section 6.01.        Additional Representations and Warranties of Seller.......5

                                  ARTICLE SEVEN
                    _______________ NOT TO RESIGN AS SERVICER

Section 7.01.        _________________Not to Resign as Servicer................6

                                                                            PAGE

                                  ARTICLE EIGHT
                        AGENT FOR SERVICE; GOVERNING LAW

Section 8.01.        Agent for Service.........................................6
Section 8.02.        Governing Law.............................................6

                              ARTICLES NINE AND TEN

                                   [Reserved]

                                    SCHEDULES

Schedule A    -  Schedule of Receivables....................................SA-1
Schedule B    -  Locations of Receivable Files..............................SB-1

                                    EXHIBITS

Exhibit A     -  Form of Class A Certificate.................................A-1
Exhibit B     -  Form of Class B Certificate.................................B-1
Exhibit C     -  Form of Letter of Representations...........................C-1
Exhibit D     -  Form of Servicer's Certificate..............................D-1

     This Pooling and Servicing Agreement, dated as of _____________, 200_, is made with respect to the formation of the _____________________________________
Trust 200_-__, among Pooled Auto Securities Shelf LLC, a Delaware limited liability company (the "Seller"), ___________________________________, a
____________ corporation (the "Servicer"), and _________________________, a
___________________, as trustee (the "Trustee").

                              W I T N E S S E T H:

     In consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                  Article One

                              DEFINITIONS AND TERMS

     Section 1.01. SPECIAL DEFINITIONS AND TERMS. Whenever used in the Standard Terms and Conditions and in this Agreement, the following words and phrases shall have the following meanings, unless otherwise indicated by the context:

     "AGREEMENT" means this Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

     "AGGREGATE NET LOSSES" means, with respect to a Collection Period, an amount equal to the aggregate Principal Balance of all Receivables that became Defaulted Receivables during such Collection Period minus all Net Liquidation Proceeds collected during such Collection Period with respect to all Defaulted Receivables.

     "CERTIFICATE REGISTRAR" means the Trustee unless a successor Certificate Registrar is appointed pursuant to Section 15.03 of the Standard Terms and Conditions. The Certificate Registrar initially designates its offices at __________________, ________, ______________, as its offices where Certificates may be surrendered for registration of transfer or exchange as described in
Section 15.07 of the Standard Terms and Conditions.

     "CHARGE-OFF RATE" means, with respect to a Collection Period, the percentage equivalent of a fraction, the numerator of which is the Aggregate Net Losses for such Collection Period, and the denominator of which is the average of (i) the Pool Balance on the last day of the Collection Period immediately preceding such Collection Period and (ii) the Pool Balance on the last day of such current Collection Period; such quotient is then multiplied by twelve to arrive at an annualized percentage.

     "CLASS A PERCENTAGE" means ____%.

     "CLASS B PERCENTAGE" means ___%.

     "CLOSING DATE" means ___________, 200_.

     "CORPORATE TRUST OFFICE" means, as of the date hereof, the office of the Trustee located at __________________, ________, ______________, Attention:
______________________.

     "CURRENT RECEIVABLE" means each Receivable that is not a Defaulted Receivable or a Liquidated Receivable.

     "CUTOFF DATE" means __________, 200_.

     "DELINQUENCY PERCENTAGE" means, with respect to a Collection Period, the percentage equivalent of a fraction, the numerator of which is the number of (i) all outstanding Receivables __ days or more delinquent (after taking into account permitted extensions) as of the last day of such Collection Period, determined in accordance with the Servicer's normal practices, plus (ii) all Receivables the related Financed Vehicles of which have been repossessed but have not been liquidated (to the extent the related Receivable is not otherwise reflected in clause (i) above or is not a Defaulted Receivable), and the denominator of which is the aggregate number of Current Receivables on the last day of such Collection Period.

     "DISCOUNT RATE" means ___% per annum.

     The first "DISTRIBUTION DATE" shall be ___________, 200_.

     The "FINAL SCHEDULED DISTRIBUTION DATE" shall be _______, 200_.

     "LETTER OF REPRESENTATIONS" means the Letter of Representations among the Seller, the Trustee and DTC, substantially in the form attached hereto as Exhibit C.

     "ORIGINAL CLASS A CERTIFICATE BALANCE" means $__________.

     "ORIGINAL CLASS B CERTIFICATE BALANCE" means $__________.

     "ORIGINAL POOL BALANCE" means $__________.

     "PASS-THROUGH RATE" means ____% per annum.

     "RATING AGENCY" means each of Moody's and Standard & Poor's.

     "RECEIVABLES PURCHASE AGREEMENT" means that certain Receivables Purchase Agreement, dated as of the Cutoff Date, between the Seller and
______________________.

     "REQUIRED RATING" means a rating on commercial paper or other short-term unsecured debt obligations of Prime-1 by Moody's and A-1+ by Standard & Poor's; and any requirement that commercial paper or short-term unsecured debt obligations have the "Required Rating" shall mean that such commercial paper or unsecured debt obligations shall be rated at least equal to the foregoing ratings from Moody's and Standard & Poor's.

     "RESERVE FUND INITIAL DEPOSIT" means $__________.

     "SERVICING FEE RATE" means 1.00% per annum.

     "SERVICER CERTIFICATE" means the monthly report by the Servicer, substantially in the form attached hereto as Exhibit E.

     "SPECIFIED RESERVE FUND BALANCE" means [STATE FORMULA].

     "STANDARD TERMS AND CONDITIONS" means the Standard Terms and Conditions of Agreement (Senior/Subordinated) for ______________________________ Trust 200_-__, effective __________, 200_, in the form attached hereto.

     "YIELD SUPPLEMENT ACCOUNT DEPOSIT" means $__________.

     SECTION 1.02. OTHER DEFINITIONS AND TERMS. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Standard Terms and Conditions.


                                  Article Two

                                CREATION OF TRUST

     Section 2.01. CREATION OF TRUST. Upon the execution of this Agreement by the parties hereto, there is hereby created the ________________________________ Trust 200_-__.


                                 Article Three

              CONVEYANCE OF RECEIVABLES; SERVICER LETTER OF CREDIT

     Section 3.01. CONVEYANCE OF RECEIVABLES. In consideration of the Trustee's delivery to the Seller of executed and authenticated Certificates, in authorized denominations, in an aggregate amount equal to the Original Pool Balance, the Seller does hereby sell, transfer, assign and otherwise convey to the Trustee, in trust for the benefit of the Certificateholders, without recourse (subject to the Seller's obligations herein) all right, title and interest of the Seller in and to:

          (i) the Receivables identified in the Schedule of Receivables and all monies due or to become due thereon or paid thereunder or in respect thereof (including proceeds of the repurchase of Receivables by the Seller pursuant to Section 12.05 or 20.02 of the Standard Terms and Conditions or the purchase of Receivables by the Servicer pursuant to Section 13.08 or
     20.02 of the Standard Terms and Conditions) on or after the Cutoff Date;

          (ii) the security interests in the Financed Vehicles;

          (iii) any proceeds of any physical damage insurance policies covering the Financed Vehicles and in any proceeds of any credit life or credit disability insurance policies relating to the Receivables or the Obligors;

          (iv) any proceeds of Dealer Recourse;

          (v) all of the Seller's rights under the Receivables Purchase Agreement, but not the obligations of the Seller thereunder;

          (vi) the right to realize upon any property (including the right to receive future Liquidation Proceeds) that shall have secured a Receivable and have been repossessed by or on behalf of the Trustee;

          (vii) the Certificate Account, the Payahead Account, such assets as from time to time deposited therein (other than investment earnings thereon) and all other assets comprising the Trust; and

          (viii) all proceeds of the foregoing.

     The parties hereto intend that the conveyance hereunder be a sale. In the event that the conveyance hereunder is not for any reason considered a sale, the Seller hereby grants to the Trustee on behalf of the Trust a first priority perfected security interest in all of its right, title and interest in, to and under the Receivables, and all other property conveyed hereunder and listed in
Section 3.01 hereof and all proceeds of any of the foregoing and the parties intend that this Agreement constitute a security agreement under applicable law. Such grant is made to secure the payment of all amounts payable hereunder, including, without limitation, an amount equal to the Original Pool Balance.

     Section 3.02. RESERVE FUND AND YIELD SUPPLEMENT ACCOUNT. The Seller hereby grants to the Trustee on behalf of the Trust a first priority perfected security interest in, all of its right, title and interest in, to and under the Reserve Fund and the Yield Supplement Account and such assets as from time to time deposited therein (including investment earnings thereon) and all proceeds of any of the foregoing and the parties intend that this Agreement constitute a security agreement under applicable law for such purpose. Such grant is made to secure payment of all amounts payable to the Class A Certificateholders from the Reserve Fund and the Yield Supplement Account pursuant to this Agreement.

     Section 3.03. SERVICER LETTER OF CREDIT. Upon the obtaining of a Servicer Letter of Credit pursuant to Sections 14.02(b) and 14.09 of the Standard Terms and Conditions, the Trustee will hold the Servicer Letter of Credit and deliver demands for payment pursuant thereto in accordance with its terms and the terms of this Agreement.


                                  Article Four

                              ACCEPTANCE BY TRUSTEE

     Section 4.01. ACCEPTANCE BY TRUSTEE. The Trustee does hereby accept all consideration conveyed by the Seller pursuant to Section 3.01 hereof, and declares that the Trustee shall hold such consideration upon the trusts herein set forth for the benefit of holders of the Certificates, subject to the terms and provisions of this Agreement.


                                  Article Five

                            INCORPORATION OF STANDARD
                              TERMS AND CONDITIONS

     Section 5.01. INCORPORATION OF STANDARD TERMS AND CONDITIONS. This Pooling and Servicing Agreement does hereby incorporate by reference the Standard Terms and Conditions, in the form attached hereto.

                                  Article Six

                    ADDITIONAL REPRESENTATIONS AND WARRANTIES
                                    OF SELLER

     Section 6.01. ADDITIONAL REPRESENTATIONS AND WARRANTIES OF SELLER. The Seller does hereby make the following representations and warranties on which the Trustee shall rely in accepting the Receivables in trust and authenticating the Certificates.

          (i) MATURITY OF RECEIVABLES. Each Receivable has an original maturity of not less than __ months nor greater than __ months and, as of the Cutoff Date, a remaining maturity of not less than __ months nor greater than __ months.

          (ii) FINANCE CHARGE. Each Receivable provides for the payment of a finance charge or yield interest calculated on the basis of an APR ranging from ____% to _____%.

          (iii) PRINCIPAL BALANCE. Each Receivable has an original principal balance of not less than $__________ nor more than $__________ and an average unpaid principal balance, as of the Cutoff Date, of $__________.

          (iv) ORIGINATION. Each Receivable was originated on or before __________, ____.

          (v) NO OVERDUE PAYMENTS. No Receivable has a Scheduled Payment that is more than 30 days past due as of the Cutoff Date.

          (vi) LOCATION OF RECEIVABLE FILES. Each Receivable File is kept at one of the locations listed in Schedule B hereto.

          (vii) ADDRESSES OF OBLIGORS. The Obligor under each Receivable has a current billing address in the United States as of the Cutoff Date.

                                 Article Seven

                    _______________ NOT TO RESIGN AS SERVICER

     Section 7.01. _________________NOT TO RESIGN AS SERVICER. Subject to the provisions of Section 17.03 of the Standard Terms and Conditions, the Servicer shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law. Notice of any such determination permitting the resignation of the Servicer shall be communicated to the Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the Trustee or a successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Sections 17.05 and 18.03 of the Standard Terms and Conditions.


                                 Article Eight

                        AGENT FOR SERVICE; GOVERNING LAW

     Section 8.01. AGENT FOR SERVICE. The agent for service for the Seller shall be ________________________________, and the agent for service for the Servicer shall be its ________________.

     Section 8.02. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties under this Agreement shall be determined in accordance with such laws.


                              ARTICLES NINE AND TEN

                                   [Reserved]

     IN WITNESS WHEREOF, the parties have caused this Pooling and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.


                                    POOLED AUTO SECURITIES SHELF LLC,
                                    as Seller




                                    By:  _______________________________________
                                         Name:
                                         Title:




                                    _____________________________________,
                                    as Servicer




                                    By:  _______________________________________
                                         Name:
                                         Title:




                                    _____________________________________,
                                    as Trustee




                                    By:  _______________________________________
                                         Name:
                                         Title:

                                                                      SCHEDULE A


                             SCHEDULE OF RECEIVABLES

Omitted - Originals on file at the offices of the Seller, the Servicer and the Trustee.

                                                                      SCHEDULE B


                          LOCATIONS OF RECEIVABLE FILES

                                                                       EXHIBIT A


                           FORM OF CLASS A CERTIFICATE


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  _______________________________ TRUST 200_-__

                     ____% ASSET BACKED CERTIFICATE, CLASS A

         evidencing a fractional undivided interest in the Trust, the property of which includes a pool of retail installment sale and conditional sale contracts secured by the new and used motor vehicles financed thereby and sold to the Trust by Pooled Auto Securities Shelf LLC. The Final Scheduled Distribution Date is ______________, 200_.

         (This Certificate does not represent an interest in or obligation of Pooled Auto Securities Shelf LLC, ___________ or any of their respective affiliates)


                                                               CUSIP ___________
NUMBER RA-1                                                          $__________


     THIS CERTIFIES THAT CEDE & CO. is the registered owner of a ___________________________ ($__________) nonassessable, fully-paid, fractional undivided interest in the _____________________________________ Trust 200_-__
formed by Pooled Auto Securities Shelf LLC, a Delaware limited liability company (the "Seller"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated as of ___________, 200_ (the "Agreement"), among the Seller, __________________________________, as Servicer, and ____________________, as
trustee (the "Trustee"). A summary of certain of the pertinent provisions of the Agreement is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement.

     This Certificate is one of the duly authorized Certificates issued under the Agreement and designated as "_____________________________________ Trust
200_-__ ____% Asset Backed Certificates, Class A" (the "Class A Certificates"). Also issued under the Agreement are certificates designated as "_____________________________________ Trust 200_-__
____% Asset Backed Certificates, Class B" (the "Class B Certificates" and, together with the Class A Certificates, the "Certificates"). The Class B Certificates are subordinated to the Class A Certificates to the extent described in the Agreement. The aggregate undivided interest in the Trust evidenced by all Class A Certificates is ____%. This Class A Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class A Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The property of the Trust includes, among other things, a pool of retail installment sale and conditional sale contracts (the "Receivables") for the new and used motor vehicles financed thereby (the "Financed Vehicles") and certain monies due or received under the Receivables on and after the Cutoff Date, security interests in the Financed Vehicles and accessions thereto, certain bank accounts, proceeds from claims on physical damage, credit life and disability insurance policies covering each of the Financed Vehicles, the Receivables or the related Obligors, the rights of the Seller under the Receivables Purchase Agreement, the right of the Seller to receive the proceeds of Dealer Recourse, security interests in the Reserve Fund and the Yield Supplement Account and all proceeds of the foregoing.

     Under the Agreement, there will be distributed on the fifteenth day of each month or, if such day is not a Business Day, the next succeeding Business Day (each, a "Distribution Date"), commencing on ___________, 200_, to the Person in whose name this Class A Certificate is registered at the close of business on the last calendar day immediately preceding the related Distribution Date or, if Definitive Certificates are issued, the last day of the immediately preceding calendar month (each, a "Record Date"), such Class A Certificateholder's percentage interest in the Class A Distributable Amount for such Distribution Date actually distributed, together with the payment of any outstanding Class A Interest Carryover Shortfall and Class A Principal Carryover Shortfall actually made on such Distribution Date, in each case to the extent and as more specifically set forth in the Agreement.

     Distributions on this Class A Certificate will be made by the Trustee by check or money order mailed to the related Class A Certificateholder of record in the Certificate Register without the presentation or surrender of this Class A Certificate or the making of any notation hereon except that with respect to Class A Certificates registered in the name of Cede & Co., the nominee for DTC, distributions will be made in the form of immediately available funds. Except as otherwise provided in the Agreement and notwithstanding the foregoing, the final distribution on this Class A Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Class A Certificate at the office or agency maintained for that purpose by the Trustee in the Borough of Manhattan, The City of New York.

     The Certificates do not represent an obligation of, or an interest in, the Seller, the Servicer or any of their respective affiliates. The Certificates are limited in right of payment to certain collections and recoveries respecting the Receivables, monies on deposit in the Yield Supplement Account and, with respect to the Class A Certificates, monies on deposit in the Reserve Fund, all as more specifically set forth in the Agreement. A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the parties thereto and the rights of the Certificateholders under the Agreement at any time by the Seller, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing not less than 51% of the Voting Interests of all Certificates, voting together as a single class. Any such consent by the Holder of this Class A Certificate shall be conclusive and binding on such Holder and on all future Holders of this Class A Certificate and of any Class A Certificate issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Class A Certificate. The Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Class A Certificate is registrable in the Certificate Register upon surrender of this Class A Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Certificate Registrar, or by any successor Certificate Registrar, in the Borough of Manhattan, The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Class A Certificates of authorized denominations evidencing the same aggregate principal amount will be issued to the designated transferee.

     The Class A Certificates are issuable only as registered Certificates without coupons in minimum denominations of $1,000 and integral multiples thereof (except for one Class A Certificate in a smaller minimum denomination representing any remaining portion of the Original Class A Certificate Balance). As provided in the Agreement and subject to certain limitations therein set forth, Class A Certificates are exchangeable for new Class A Certificates of authorized denominations evidencing the same aggregate principal amount, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charges payable in connection therewith.

     Prior to due presentation of this Class A Certificate for registration of transfer, the Trustee, the Certificate Registrar and any of their respective agents may treat the Person in whose name this Class A Certificate is registered as the owner hereof for the purposes of receiving distributions and for all other purposes, and none of the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement or the maturity or liquidation of the last Receivable and the disposition of all property held as part of the Trust. The Servicer, or any successor to the Servicer, may, at its option, purchase the corpus of the Trust at a price specified in the

Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Certificates; however, such right of purchase is exercisable only on a Distribution Date following the last day of any Collection Period as of which the Pool Balance is 10% or less of the Original Pool Balance.

     Unless the certificate of authentication hereon shall have been executed by an authorized signatory of the Trustee, by manual signature, this Class A Certificate shall not entitle the Holder hereof to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee, on behalf of the Trust and not in its individual capacity, has caused this Class A Certificate to be duly executed.

Dated:  ___________, 200_            ____________________, as Trustee of
                                     _____________________________ TRUST
                                     200_-__



                                     By:________________________________________
                                                 Authorized Signatory




         This is one of the Class A Certificates referred to in the within-mentioned Agreement.

                                     ____________________, as Trustee of ______
                                     ______________________________
                                     TRUST 200_-__



                                     By:________________________________________
                                                 Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE


________________________________________________________________________________
(Please print or typewrite name and address, including postal zip code, of assignee)

________________________________________________________________________________
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing



________________________________________________________________________________
Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:

                                                 ______________________________*
                                                      Signature Guaranteed:



                                                 ______________________________*



* NOTICE: Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the [Registrar], which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the [Registrar] in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT B

                           FORM OF CLASS B CERTIFICATE

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

               _____________________________________ TRUST 200_-__

                     ____% ASSET BACKED CERTIFICATE, CLASS B

         evidencing a fractional undivided interest in the Trust, the property of which includes a pool of retail installment sale contracts secured by the new and used motor vehicles financed thereby and sold to the Trust by Pooled Auto Securities Shelf LLC. The Final Scheduled Distribution Date is ________, 200_.

         (This Certificate does not represent an interest in or obligation of Pooled Auto Securities Shelf LLC, ___________ or any of their respective affiliates)

NUMBER RB-1                                                          $__________


     THIS CERTIFIES THAT ______________________________ is the registered owner of a _______________________________________________ ($__________)
nonassessable, fully-paid, fractional undivided interest in the ________________ ___________________________ Trust 200_-__ (the "Trust") formed by Pooled Auto
Securities Shelf LLC, a Delaware limited liability company (the "Seller"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of __________, 200_ (the "Agreement"), among the Seller, __________________________
_________________________, as Servicer, and _____________________________, as
trustee (the "Trustee"). A summary of certain of the pertinent provisions of the Agreement is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement.

     This Certificate is one of the duly authorized Certificates issued under the Agreement and designated as "_____________________________________ Trust
200_-__ ____% Asset Backed Certificates, Class B" (the "Class B Certificates"). Also issued under the Agreement are certificates designated as "_____________________________________ Trust 200_-__ ____% Asset Backed
Certificates, Class A" (the "Class A Certificates" and, together with the Class B Certificates, the "Certificates"). The Class B Certificates are subordinated to the Class A Certificates to the extent described in the Agreement. The aggregate undivided interest in the Trust evidenced by all Class B Certificates is ___%. This Class B Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class B Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The property of the Trust includes, among other things, a pool of retail installment sale and conditional sale contracts (the "Receivables") for the new and used motor vehicles financed thereby (the "Financed Vehicles"), certain monies due or received under the Receivables on and after the Cutoff Date, security interests in the Financed Vehicles and accessions thereto, certain bank accounts, proceeds from claims on physical damage, credit life and disability insurance policies covering any of the Financed Vehicles, the Receivables or the related Obligors, the rights of the Seller under the Receivables Purchase Agreement, the right of the Seller to receive the proceeds of any Dealer Recourse, security interests in the Reserve Fund and the Yield Supplement Account and all proceeds of the foregoing.

     Under the Agreement, there will be distributed on the fifteenth day of each month or, if such day is not a Business Day, the next succeeding Business Day (each, a "Distribution Date"), commencing on ___________, 200_, to the Person in whose name this Class B Certificate is registered at the close of business on the last day of the immediately preceding calendar month (each, a "Record Date"), such Class B Certificateholder's percentage interest in the Class B Distributable Amount for such Distribution Date actually distributed, together with the payment of any outstanding Class B Interest Carryover Shortfall and any outstanding Class B Principal Carryover Shortfall actually made on such Distribution Date, in each case to the extent and as more specifically set forth in the Agreement.

     Distributions on this Class B Certificate will be made by the Trustee by check or money order mailed to the related Class B Certificateholder of record in the Certificate Register without the presentation or surrender of this Class B Certificate or the making of any notation hereon. Except as otherwise provided in the Agreement and notwithstanding the foregoing, the final distribution on this Class B Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Class B Certificate at the office or agency maintained for that purpose by the Trustee in the Borough of Manhattan, The City of New York.

     The Certificates do not represent an obligation of, or an interest in, the Seller, the Servicer or any of their respective affiliates. The Certificates are limited in right of payment to certain collections and recoveries respecting the Receivables and the monies on deposit in the Yield Supplement Account and, with respect to the Class A Certificates, monies on deposit in the Reserve Fund, all as more specifically set forth in the Agreement. A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the parties thereto and the rights of the Certificateholders under the Agreement at any time by the Seller, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing not less than 51% of the Voting Interests of all Certificates, voting together as a single class. Any such consent by the Holder of this Class B Certificate shall be conclusive and binding on such Holder and on all future Holders of this Class B Certificate and of any Class B Certificate issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Class B Certificate. The Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Class B Certificate is registrable in the Certificate Register upon surrender of this Class B Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Certificate Registrar, or by any successor Certificate Registrar, in the Borough of Manhattan, The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Class B Certificates of authorized denominations evidencing the same aggregate principal amount will be issued to the designated transferee.

     The Class B Certificates are issuable only as registered Certificates without coupons in minimum denominations of $1,000 and integral multiples thereof (except for one Class B Certificate in a smaller minimum denomination representing any remaining portion of the Original Class B Certificate Balance); provided that for so long as there is only one Holder of the Class B Certificates, one Class B Certificate may be issued in an amount representing the entire Original Class B Certificate Balance. As provided in the Agreement and subject to certain limitations therein set forth, Class B Certificates are exchangeable for new Class B Certificates of authorized denominations evidencing the same aggregate principal amount, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charges payable in connection therewith.

     Prior to due presentation of this Class B Certificate for registration of transfer, the Trustee, the Certificate Registrar and any of their respective agents may treat the Person in whose name this Class B Certificate is registered as the owner hereof for the purpose of receiving distributions and for all other purposes, and none of the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement or the maturity or liquidation of the last Receivable and the disposition of all property held as part of the Trust. The Servicer, or any successor to the Servicer, may, at its option, purchase the corpus of the Trust at a price specified in the Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Certificates; however, such right of purchase is exercisable only on a Distribution Date following the last day of any Collection Period as of which the Pool Balance is 10% or less of the Original Pool Balance.

     Unless the certificate of authentication hereon shall have been executed by an authorized signatory of the Trustee, by manual signature, this Class B Certificate shall not entitle the Holder hereof to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee, on behalf of the Trust and not in its individual capacity, has caused this Class B Certificate to be duly executed.

Dated:  ___________, 200_                  ____________________, as Trustee of
                                           _____________________________ TRUST
                                           200_-__



                                           By:__________________________________
                                                   Authorized Signatory




     This is one of the Class B Certificates referred to in the within-mentioned Agreement.

                                           ____________________, as Trustee of
                                             ___________________________________
                                             TRUST 200_-__



                                           By:__________________________________
                                                    Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE


________________________________________________________________________________
(Please print or typewrite name and address, including postal zip code, of assignee)



________________________________________________________________________________
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing



________________________________________________________________________________
Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:

                                     __________________________________________*
                                              Signature Guaranteed:



                                     __________________________________________*

* NOTICE: Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the [Registrar], which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the [Registrar] in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT C

                            LETTER OF REPRESENTATIONS

                                                                       EXHIBIT D

             ________________________________________ TRUST 200_-__

                             Servicer's Certificate
                          For the Month of ______, ___


PRINCIPAL AND INTEREST COLLECTIONS

Beginning Pool Balance.........................................................................         (1)$_______
Beginning Pool Factor [(1)/$     ].............................................................         (2) _______
Principal Collected (including from Applied Payments Ahead)....................................         (3)$_______
Interest Collected (including from Applied Payments Ahead).....................................         (4)$_______
     Less:  Outstanding Advances ..............................................................         (5)$_______
     Less:  Total Servicing Fees...............................................................         (6)$_______
Total Interest Collected [(4)-((5)+(6))].......................................................         (7)$_______
Amount of Receivables which became Defaulted Receivables.......................................         (8)$_______
Additional Deposits
     (i)    Warranty Purchase Payments.........................................................         (9)$_______
     (ii)   Administrative Purchase Payments...................................................        (10)$_______
     (iii)  Advances...........................................................................        (11)$_______
     (iv)   Prepayments........................................................................        (12)$_______
     (v)    Optional Termination Amount........................................................        (13)$_______
     (vi)   Yield Supplement Deposit Amount (as required)......................................        (14)$_______
Total Additional Deposits......................................................................        (15)$_______
Total Available Funds [(3)+(7)+(15)]...........................................................        (16)$_______
Ending Pool Balance [(1)-(3)]..................................................................        (17)$_______
Ending Pool Factor [(17)/$     ]...............................................................        (18)$_______
Basic Servicing Fee............................................................................        (19)$_______


DISTRIBUTIONS:                                                                         CLASS A         CLASS B

Class Percentage..............................................................         _______%        _______%
Pool Factor...................................................................         _______         _______
Beginning Pool Balance........................................................         _______         _______
Ending Pool Balance...........................................................         _______         _______
Available Principal(3)........................................................         _______         _______
Available Interest(7).........................................................         _______         _______
Basic Servicing Fee...........................................................         _______         _______

                                      D-1

                                                                                       CLASS A         CLASS B

Total Servicing Fee...........................................................         _______         _______

DISTRIBUTIONS:

Total payments to Certificateholders
     Class A...................................................................................         $_______
     Class B...................................................................................         $_______
Amount due Class B but paid to Class A (subordination).........................................         $_______
Class A Interest Carryover Shortfall...........................................................         $_______
Class A Principal Carryover Shortfall..........................................................         $_______
Class B Interest Carryover Shortfall...........................................................         $_______
Class B Principal Carryover Shortfall..........................................................         $_______
Class A Certificate Balance....................................................................         $_______
Class B Certificate Balance....................................................................         $_______
Payments from/(to) Reserve Fund................................................................         $_______
Specified Reserve Fund Balance.................................................................         $_______
Payahead Account Balance and Payments Ahead held by Servicer...................................         $_______

CHANGE TO OUTSTANDING ADVANCES

Beginning Balance of Outstanding Advances......................................................         $_______
Ending Balance of Outstanding Advances.........................................................         $_______
Net Gain (Loss) to Outstanding Advances........................................................         $_______

CHANGE TO PAYMENTS AHEAD BALANCE

Beginning Balance of Payments Ahead............................................................         $_______
Ending Balance of Payments Ahead...............................................................         $_______
Net Gain (Loss) to Payments Ahead..............................................................         $_______

RECONCILIATION OF YIELD SUPPLEMENT DEPOSIT AMOUNT

Class A/Class B Weighted Average Pass-Through Rate.........      _____%
                Servicing Fee Rate.........................       1.00%

                                                                                 Interest at             Yield
                                                        Interest at APR       Pass-Through Rate        Supplement
            Yield Supplement Receivables                    (APR/12)       plus 100 b.p. (Rate/12)   Deposit Amount
---------------------------------------------------     ---------------    -----------------------   --------------

                 Number of
  APR Rate       Accounts          Total Balance
  --------       ---------        ---------------       ----------------   -----------------------   ---------------

    ---%           -----          $--------------        $--------------        $---------------      ($--------)
    ---%           -----          $--------------        $--------------        $---------------      ($--------)
    ---%           -----          $--------------        $--------------        $---------------      ($--------)
    ---%           -----          $--------------        $--------------        $---------------      ($--------)
    ---%           -----          $--------------        $--------------        $---------------      ($--------)
    ---%           -----          $--------------        $--------------        $---------------      ($--------)
    ---%           -----          $--------------        $--------------        $---------------      ($--------)
   TOTAL           _____          $______________        $______________        $_______________      ($________)


Weighted Average Rate                                               _____%
     Total Interest Due at APR                                                  $_______________
     Total Interest Due at Pass-Through plus Servicing Rate                     $_______________
     Total Monthly Yield Supplement Deposit Amount                             ($_______________)

Maximum Yield Supplement Amount for __________ months                           $_______________
Beginning Yield Supplement Account Balance                                      $_______________
     plus:  Investment Earnings                                                 $_______________
     less:  Yield Supplement Deposit Amount to Certificate Account              $_______________
Ending Yield Supplement Account Balance                                         $_______________
     less:  Release Amount Due Seller                                           $_______________
Ending Yield Supplement Account Balance to be Invested                          $_______________


DETERMINATION OF THE SERVICER LETTER OF CREDIT AMOUNT

Number of Contracts -- End of Month............................................................        (20) _______
Original number of Contracts...................................................................        (21) _______
Percent of Original Contracts remaining [(20)/(21)x100]........................................        (22) _______%
Original Servicer Letter of Credit Amount......................................................        (23)$_______
Revised Servicer Letter of Credit Amount [Lesser of [(22)x(23) or the Ending
        Pool Balance (17)].....................................................................        (24)$_______
Servicer Letter of Credit Fee [(24)x(0.  /12)].................................................        (25)$_______

RECONCILIATION OF RESERVE FUND

Beginning Reserve Fund Balance.................................................................        (26)$_______
     plus:  Excess Amounts.....................................................................        (27)$_______
     less:  Reserve Fund Payments..............................................................        (28)$_______

                                      D-3

Reserve Fund Prior to Payments to Class A Certificateholders and Seller........................        (29)$_______

Specified Reserve Fund Balance ("SRFB"):

     (a)  SRFB=$__________

     Unless:  average Charge-off Rate for preceding three Collection Periods is greater than
              _____%, or
              average Delinquency Percentage for preceding three Collection Periods is greater than _____%

     (b)  Then SRFB=_____% x (1)

     (c)  Regardless of (a) or (b) above, SRFB must be greater than __________, but less than
          __________.

     (d) If Class A Certificate Balance is $__________ or less after giving effect to distributions, then SRFB must be greater than the amount in
          (b) or $__________ .

Required Reserve Fund Amount...................................................................        (30)$_______
Amount of excess released [(29)-(30)]..........................................................        (31)$_______
Ending SRFB to be invested.....................................................................        (32)$_______

                                                                     Units             Amount      Percent of Pool
                                                                --------------       ----------    ---------------
DELINQUENT ACCOUNTS
PERIOD OF DELINQUENCY

     30 - 59 days.........................................          _______          $_______         _______%
     60 - 89 days.........................................          _______ (A)      $_______         _______%
     90 days or more......................................          _______ (B)      $_______         _______%
         Total............................................          _______          $_______         _______%
Repossession Inventory....................................          _______          $_______         _______%


                                                           First          Second           Third         Average of
                                                         Preceding      Preceding        Preceding         Three
                                                        Collection      Collection      Collection       Collection
                                                          Period          Period          Period          Periods

Delinquency Percentage [(A)+(B) +                        _______%        _______%         _______%        _______%
(repossessions)/number of outstanding
Receivables on last day of preceding
Collection Period]...........................

CHARGE-OFF RATE

Recoveries in respect of Defaulted
Receivables..................................           $_______        $_______         $_______        $_______
Aggregate Net Losses.........................           $_______        $_______         $_______        $_______
Aggregate Principal Balance on last day of
preceding Collection Period..................           $_______        $_______         $_______        $_______
Aggregate Principal Balance on last day of
current Collection Period....................           $_______        $_______         $_______        $_______
Charge-off Rate %                                        _______%        _______%         _______%        _______%
[Aggregate Net Losses/(X)+(Y)]
                      -------
                         2

PROCEEDS FROM INSURANCE

                                       D-4

                                                           First          Second           Third         Average of
                                                         Preceding      Preceding        Preceding         Three
                                                        Collection      Collection      Collection       Collection
                                                          Period          Period          Period          Periods

Proceeds received during the month from                 $_______        $_______         $_______        $_______
physical damage insurance....................
Proceeds received during the month from                 $_______        $_______         $_______        $_______
Dealer Recoveries (repurchase obligations
relating to defaulted receivables.

                                                  [STATE FORMULA]





                                      D-5